Exhibit 99.1

Journey Medical Corporation Reports Third Quarter 2024 Financial Results and Recent Corporate Highlights

U.S. FDA approved Emrosi™ (Minocycline Hydrochloride Extended Release Capsules, 40 mg) for the treatment of inflammatory lesions of rosacea in adults; launch expected in late Q1 or early Q2 of 2025

Total revenues for the third quarter ended September 30, 2024 were $14.6 million

Scottsdale, AZ – November 12, 2024 – Journey Medical Corporation (Nasdaq: DERM) (“Journey Medical” or “the Company”, “we”, or “our”), a commercial-stage pharmaceutical company that primarily focuses on the selling and marketing of U.S. Food and Drug Administration (“FDA”)-approved prescription pharmaceutical products for the treatment of dermatological conditions, today announced financial results and recent corporate highlights for the third quarter ended September 30, 2024.

Claude Maraoui, Journey Medical’s Co-Founder, President and Chief Executive Officer, said, “Given the recent FDA approval of Emrosi™, (Minocycline Hydrochloride Extended Release Capsules, 40 mg), formerly referred to as DFD-29, for the treatment of inflammatory lesions of rosacea in adults, we are completing manufacturing activities and deploying our experienced dermatology sales force to quickly enable patient access to this unique therapeutic solution. This approval is a transformational milestone for both Journey Medical and the dermatology community, as Emrosi has the potential to become the best-in-class oral medication and standard of care to address inflammatory lesions of rosacea.”

Mr. Maraoui continued, “We also continued to commercialize our core dermatology products and experienced a solid third quarter of 2024, with $14.6 million in revenues. We look forward to continued growth with the anticipated launch of Emrosi in late first quarter or early second quarter of 2025.”

Financial Results:

•	Total net product revenues were $14.6 million for the third quarter of 2024, a 4% decrease compared to the third quarter of 2023. Qbrexza net product sales increased by $1.7 million, or 29%, from the same period in 2023, due to our focused marketing efforts and the expansion of our access and coverage platforms for the product offset by decreases in sales volume for the remainder of our products.

•	Cost of goods sold decreased by $1.1 million, or 18%, compared to the third quarter of 2023 driving a 6.0% increase in our gross product margin, from 57.9% in the prior year quarter, to 63.9% for the third quarter of 2024. The gross margin increase was mainly due to inventory charges recorded in the prior year period and a decrease in product royalties from the same period in 2023.

•	Research and development costs decreased by $1.4 million compared to the prior year quarter due to lower clinical trial expenses to develop Emrosi.

•	Selling, general and administrative expenses increased by $2.8 million from the same period in 2023 mainly due to increases in non-cash share-based compensation expenses and overall selling and marketing expenses, including our pre-launch expenses for Emrosi.

•	Net income for the third quarter of 2023 includes the one-time $19.0 million upfront payment received pursuant to our license agreement with Maruho Co., Ltd. Net loss for the third quarter of 2024 was $2.4 million, or $(0.12) per share basic and diluted, compared to net income of $16.8 million, or $0.91 per share basic and $0.80 per share diluted, for the third quarter of 2023.

•	Our non-GAAP results in the table below reflect Adjusted EBITDA of $0.3 million, or $0.01 per share basic and diluted, for the third quarter of 2024 compared to Adjusted EBITDA of $20.8 million, or $1.13 per share basic and $0.99 per share diluted, for the third quarter of 2023. Adjusted EBITDA for the third quarter of 2023 includes the one-time $19.0 million upfront payment received pursuant to our license agreement with Maruho Co., Ltd. Adjusted EBITDA, Adjusted EBITDA per share basic and Adjusted EBITDA per share diluted are non-GAAP financial measures, each of which is reconciled to the most directly comparable financial measures calculated in accordance with GAAP below under “Use of Non-GAAP Measures.”

•	At September 30, 2024, the Company had $22.5 million in cash and cash equivalents, as compared to $23.9 million at June 30, 2024.

Recent Corporate Highlights:

•	In November 2024, the U.S. FDA approved Emrosi (Minocycline Hydrochloride Extended Release Capsules, 40 mg) for the treatment of inflammatory lesions of rosacea in adults.

•	In October 2024, clinical data was presented at the 44th Fall Clinical Dermatology Conference assessing the dermal and systemic pharmacokinetics of Emrosi versus oral Doxycycline 40 mg capsules (Oracea®) in healthy subjects. With its extended-release formulation, Emrosi provides higher dermal concentration than doxycycline from Day 1 onward at a similar dose, expected to translate into a clinically meaningful impact for treating patients with rosacea, and as demonstrated in Emrosi’s Phase 3 clinical trials.

•	In July 2024, Journey Medical appointed Michael C. Pearce to its Board of Directors. Mr. Pearce is an accomplished executive, with substantial strategic, business and financial experience across many industries, including healthcare.

About Journey Medical Corporation

Journey Medical Corporation (Nasdaq: DERM) (“Journey Medical”) is a commercial-stage pharmaceutical company that primarily focuses on the selling and marketing of FDA-approved prescription pharmaceutical products for the treatment of dermatological conditions through its efficient sales and marketing model. The Company currently markets seven branded and two generic products that help treat and heal common skin conditions. The Journey Medical team comprises industry experts with extensive experience in developing and commercializing some of dermatology’s most successful prescription brands. Journey Medical is located in Scottsdale, Arizona and was founded by Fortress Biotech, Inc. (Nasdaq: FBIO). Journey Medical’s common stock is registered under the Securities Exchange Act of 1934, as amended, and it files periodic reports with the U.S. Securities and Exchange Commission (“SEC”). For additional information about Journey Medical, visit www.journeymedicalcorp.com.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. As used below and throughout this press release, the words “the Company”, “we”, “us” and “our” may refer to Journey Medical. Such statements include, but are not limited to, any statements relating to our growth strategy and product development programs and any other statements that are not historical facts. The words “anticipate,” “believe,” “estimate,” “may,” “expect,” “will,” “could,” “project,” “intend,” “potential” and similar expressions are generally intended to identify forward-looking statements. Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could negatively affect our business, operating results, financial condition and stock price. Factors that could cause actual results to differ materially from those currently anticipated include: the fact that our products and product candidates are subject to time and cost intensive regulation and clinical testing and as a result, may never be successfully developed or commercialized; a substantial portion of our sales derive from products that may become subject to third-party generic competition, the introduction of new competitor products, or an increase in market share of existing competitor products, any of which could have a significant adverse impact on our operating income; we operate in a heavily regulated industry, and we cannot predict the impact that any future legislation or administrative or executive action may have on our operations; our revenue is dependent mainly upon sales of our dermatology products and any setback relating to the sale of such products could impair our operating results; competition could limit our products’ commercial opportunity and profitability, including competition from manufacturers of generic versions of our products; the risk that our products do not achieve broad market acceptance, including by government and third-party payors; our reliance third parties for several aspects of our operations; our dependence on our ability to identify, develop, and acquire or in-license products and integrate them into our operations, at which we may be unsuccessful; the dependence of the success of our business, including our ability to finance our company and generate additional revenue, on the successful commercialization of our recently approved product, EmrosiTM, and any future product candidates that we may develop, in-license or acquire; clinical drug development is very expensive, time consuming, and uncertain and our clinical trials may fail to adequately demonstrate the safety and efficacy of our current or any future product candidates; our competitors could develop and commercialize products similar or identical to ours; risks related to the protection of our intellectual property and our potential inability to maintain sufficient patent protection for our technology and products; our business and operations would suffer in the event of computer system failures, cyber-attacks, or deficiencies in our or our third parties’ cybersecurity; the substantial doubt about our ability to continue as a going concern; the effects of major public health issues, epidemics or pandemics on our product revenues and any future clinical trials; our potential need to raise additional capital; Fortress controls a voting majority of our common stock, which could be detrimental to our other shareholders; as well as other risks described in Part I, Item 1A, “Risk Factors,” in our Annual Report on Form 10-K for the year ended December 31, 2023, subsequent Reports on Form 10-Q, and our other filings we make with the SEC. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as may be required by law, and we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Company Contact:

Jaclyn Jaffe

(781) 652-4500

ir@jmcderm.com

Media Relations Contact:

Tony Plohoros

6 Degrees

(908) 591-2839

tplohoros@6degreespr.com

JOURNEY MEDICAL CORPORATION

Unaudited Consolidated Balance Sheets

($ in thousands except for share and per share amounts)

	September 30,	December 31,
	2024	2023
ASSETS
Current assets
Cash and cash equivalents	$22,461	$27,439
Accounts receivable, net of reserves	10,671	15,222
Inventory	11,788	10,206
Prepaid expenses and other current assets	1,242	3,588
Total current assets	46,162	56,455

Intangible assets, net	17,844	20,287
Operating lease right-of-use asset, net	32	101
Other assets	6	6
Total assets	$64,044	$76,849

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$15,339	$18,149
Due to related party	370	195
Accrued expenses	16,008	20,350
Accrued interest	332	22
Income taxes payable	-	53
Installment payments – licenses, short-term	1,250	3,000
Operating lease liability, short-term	34	99
Total current liabilities	33,333	41,868

Term loan, long-term, net of debt discount	19,785	14,622
Operating lease liability, long-term	-	9
Total liabilities	53,118	56,499

Stockholders' equity
Common stock, $.0001 par value, 50,000,000 shares authorized, 14,728,904 and 13,323,952 shares issued and outstanding as of September 30, 2024 and December 31, 2023, respectively	1	1
Common stock - Class A, $.0001 par value, 50,000,000 shares authorized, 6,000,000 shares issued and outstanding as of September 30, 2024 and December 31, 2023	1	1
Additional paid-in capital	99,472	92,703
Accumulated deficit	(88,548)	(72,355)
Total stockholders' equity	10,926	20,350
Total liabilities and stockholders' equity	$64,044	$76,849

JOURNEY MEDICAL CORPORATION

Unaudited Consolidated Statements of Operations

($ in thousands except for share and per share amounts)

	Three-Month Periods Ended		Nine-Month Periods Ended
	September 30,		September 30,
	2024	2023	2024	2023
Revenue:
Product revenue, net	$14,629	$15,279	$42,514	$44,405
Other revenue	-	19,260	-	19,519
Total revenue	14,629	34,539	42,514	63,924

Operating expenses
Cost of goods sold – product revenue	5,285	6,429	18,642	20,645
Research and development	842	2,229	9,639	6,036
Selling, general and administrative	11,396	8,636	30,144	34,069
Loss on impairment of intangible assets	-	-	-	3,143
Total operating expenses	17,523	17,294	58,425	63,893
Income (loss) from operations	(2,894)	17,245	(15,911)	31

Other expense (income)
Interest income	(188)	(8)	(566)	(209)
Interest expense	758	268	1,869	1,674
Foreign exchange transaction losses	51	101	104	181
Gain on extinguishment of debt	(1,125)	-	(1,125)	-
Total other expense (income)	(504)	361	282	1,646
Income (loss) before income taxes	(2,390)	16,884	(16,193)	(1,615)

Income tax expense	-	95	-	95
Net income (loss)	$(2,390)	$16,789	$(16,193)	$(1,710)

Net income (loss) per common share:
Basic	$(0.12)	$0.91	$(0.80)	$(0.09)
Diluted	$(0.12)	$0.80	$(0.80)	$(0.09)
Weighted average number of common shares:
Basic	20,537,794	18,416,368	20,137,942	18,078,437
Diluted	20,537,794	21,034,758	20,137,942	18,078,437

Use of Non-GAAP Measures:

In addition to the GAAP financial measures as presented in our Form 10-Q that will be filed with the Securities and Exchange Commission (“SEC”), the Company has, in this press release, included certain non-GAAP measurements, including Adjusted EBITDA, Adjusted EBITDA per share basic and Adjusted EBITDA per share diluted. We define Adjusted EBITDA as net income (loss) excluding interest, taxes and depreciation and amortization, less certain other non-cash and infrequent items not considered to be normal, recurring operating expenses, including, share-based compensation expense, amortization and impairments of acquired intangible assets, severance, short-term research and development expense and foreign exchange transaction losses. In particular, we exclude the following matters for the reasons more fully described below:

•	Share-Based Compensation Expense: We exclude share-based compensation from our adjusted financial results because share-based compensation expense, which is non-cash, fluctuates from period to period based on factors that are not within our control, such as our stock price on the dates share-based grants are issued.

•	Non-core and Short-term Research and Development Expense: We exclude research and development costs incurred in connection with Emrosi, formerly referred to as DFD-29, including the filing fee payment made to the FDA and contractual milestone payments, which was the only product in our portfolio not approved for marketing and sale during the reporting period, because we do not consider such costs to be normal, recurring operating expenses that are core to our long-term strategy. Instead, our long-term strategy is focused on the marketing and sale of our core FDA-approved dermatological products and out licensing our intellectual property and related technologies.

•	Amortization and impairments of Acquired Intangible Assets: We exclude the impact of certain amounts recorded in connection with the acquisitions of intangible assets that are either non-cash or not normal, recurring operating expenses due to their nature, variability of amounts, and lack of predictability as to occurrence and/or timing. These amounts may include non-cash items such as the amortization impairments of acquired intangible assets.

Adjusted EBITDA per share basic and Adjusted EBITDA per share diluted are determined by dividing the resulting Adjusted EBITDA by the number of shares outstanding on an actual and fully diluted basis.

Management believes the use of these non-GAAP measures provide meaningful supplemental information regarding the Company’s performance because (i) it allows for greater transparency with respect to key measures used by management in its financial and operational decision-making, (ii) it excludes the impact of non-cash or, when specified, non-recurring items that are not directly attributable to the Company’s core operating performance and that may obscure trends in the Company’s core operating performance and (iii) it is used by institutional investors and the analyst community to help analyze the Company's results. However, Adjusted EBITDA, Adjusted EBITDA per share basic, Adjusted EBITDA per share diluted and any other non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. Further, non-GAAP financial measures used by the Company and the manner in which they are calculated may differ from the non-GAAP financial measures or the calculations of the same non-GAAP financial measures used by other companies, including the Company’s competitors.

The table below provides a reconciliation from GAAP to non-GAAP measures:

JOURNEY MEDICAL CORPORATION

Reconciliation of GAAP to Non-GAAP Adjusted EBITDA

(Dollars in thousands except for share and per share amounts)

	Three-Month Periods Ended		Nine-Month Periods Ended
	September 30		September 30
	2024	2023	2024	2023
GAAP Net Loss	$(2,390)	$16,789	$(16,193)	$(1,710)

EBITDA:
Interest	570	260	1,303	1,465
Taxes	-	95	-	95
Amortization of acquired intangible assets	814	814	2,443	2,952
EBITDA	(1,006)	17,958	(12,447)	2,802

Non-GAAP Adjusted EBITDA:
Non-Cash Components:
Share-based compensation	1,640	558	4,720	2,077
Gain on extinguishment of debt	(1,125)	-	(1,125)	-
Loss on impairment of intangible assets	-	-	-	3,143
Non-core & Infrequent Components:
Short-term R&D (includes one-time DFD-29 license and milestone payments)	692	2,206	9,173	5,949
Foreign exchange transaction losses	51	100	104	181
Severance	-	-	147	711
Non-GAAP Adjusted EBITDA	$252	$20,822	$572	$14,863

Net income (loss) & Non-GAAP Adjusted EBITDA per common share:
Basic
GAAP Net Loss	$(0.12)	$0.91	$(0.80)	$(0.09)
Non-GAAP Adjusted EBITDA	$0.01	$1.13	$0.03	$0.82
Diluted
GAAP Net Loss	$(0.12)	$0.80	$(0.80)	$(0.09)
Non-GAAP Adjusted EBITDA	$0.01	$0.99	$0.02	$0.72

Weighted average number of common shares:
GAAP - Basic	20,537,794	18,416,368	20,137,942	18,078,437
GAAP - Diluted	20,537,794	21,034,758	20,137,942	18,078,437
Non-GAAP - Basic	20,537,794	18,416,368	20,137,942	18,078,437
Non-GAAP - Diluted	24,762,014	21,034,758	24,263,348	20,588,661